SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 19, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: WebMD’s ability to consummate the sale of the notes referred to in this Current Report; potential changes in WebMD’s business relationships; future deployment of applications; and other potential sources of additional revenue. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of WebMD’s products and services; operational difficulties relating to combining acquired companies and businesses; WebMD’s ability to form and maintain mutually beneficial relationships with customers and strategic partners; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and the ability of WebMD to attract and retain qualified personnel. Further information about these matters can be found in WebMD’s other Securities and Exchange Commission filings. WebMD expressly disclaims any intent or obligation to update these forward-looking statements.

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     ITEM 5. OTHER EVENTS

     Attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein are press releases issued by WebMD Corporation on June 19, 2003 and June 20, 2003, respectively, regarding the private placement of $300 million aggregate principal amount of 1.75% Convertible Subordinated Notes due 2023. The offering was made only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933. WebMD has granted the initial purchaser an option to purchase up to an additional $50 million aggregate principal amount of notes.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibits are filed herewith:

99.1	Press Release issued by WebMD Corporation, dated June 19, 2003

99.2	Press Release issued by WebMD Corporation, dated June 20, 2003

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: June 20, 2003	By:	/s/ Lewis H. Leicher

Lewis H. Leicher
Senior Vice President

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release issued by WebMD Corporation, dated June 19, 2003

99.2	Press Release issued by WebMD Corporation, dated June 20, 2003

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